SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 14, 2003

Commission File Number:  0-29911

Caldera International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0662823
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

355 South 520 West
Lindon, UT	84042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 765-4999

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS

Caldera International, Inc. issued the following press release on May 14, 2003.

SCO SUSPENDS DISTRIBUTION OF LINUX

PENDING INTELLECTUAL PROPERTY CLARIFICATION;

ANNOUNCES GREATER FOCUS ON UNIX AND SCOx STRATEGY

SCO suspends sales of Linux, alerts customers that Linux is an unauthorized derivative of UNIX and that legal liability may extend to commercial users. SCO reaffirms commitment to SCOx, SCO’s growth strategy through Web services.

LINDON, Utah—May 14, 2003—The SCO® Group (SCO)(Nasdaq: SCOX), the owner of the UNIX operating system, today warned that Linux is an unauthorized derivative of UNIX and that legal liability for the use of Linux may extend to commercial users. SCO issued this alert based on its findings of illegal inclusions of SCO UNIX intellectual property in Linux. The company also indicated that until the attendant risks with Linux are better understood and properly resolved, the company will suspend all of its future sales of the Linux operating system.

“SCO is taking this important step because there are intellectual property issues with Linux,” said Chris Sontag, senior vice president and general manager of SCOsource, The SCO Group.  “When SCO’s own UNIX software code is being illegally copied into Linux, we believe we have an obligation to educate commercial users of the potential liability that could rest with them for using such software to run their business. We feel so strongly about this issue that we are suspending sales and distribution of SCO Linux until these issues are resolved.”

SCO will continue to support existing SCO Linux and Caldera OpenLinux customers and hold them harmless from any SCO intellectual property issues regarding SCO Linux and Caldera OpenLinux products.

Going forward, SCO will have a stronger focus on UNIX and the company’s growth strategy around Web services, SCOx. The company introduced SCOx in April as the company’s Web services framework and plans to introduce new Web services applications from third party developers in August at SCO Forum, the company’s annual conference.

“SCO remains committed to servicing our customers and as such, we intend to continue our growth strategy around SCOx—the Web services framework for small-to-medium businesses and branch offices,” said Darl McBride, president and CEO, The SCO Group.

In a separate announcement released today, SCO gave guidance on expected results for its 2nd fiscal quarter. The company expects to report net income of $4.0 million on revenue of $21 million.

In addition, SCO today also posted an analyst report from Gartner to their Web site at www.sco.com/scosource entitled, “SCO Lawsuit Sends a Warning to Linux IS Shops.”  The executive summary of the report asks whether Linux is safe from encumbrances.

About The SCO Group

The SCO Group (NASDAQ: SCOX) helps millions of customers in more than 82 countries to grow their businesses everyday. Headquartered in Lindon, Utah, SCO has a worldwide network of more than 11,000 resellers and 8,000 developers. SCO Global Services provides reliable localized support and services to all partners and customers. For more information on SCO products and services visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of Caldera International, Inc. in the U.S. and other countries. UNIX, used under an exclusive license, is a registered trademark of The Open Group in the United States and other countries. Linux is a registered trademark of Linus Torvalds. All other brand or product names are or may be trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2003	CALDERA INTERNATIONAL, INC.

	By	/s/ Robert K. Bench
Robert K. Bench
(Chief Financial Officer
Principal Financial and Accounting Officer)